Exhibit 99.1

MVB Financial Corp. Included on Russell 2000® Index
Addition Marks Another Major Milestone in MVB Growth Journey

FAIRMONT, W.Va. (June 25, 2018) - MVB Financial Corp. (NASDAQ: MVBF) (“MVB Financial” or “MVB”), the holding company of MVB Bank, today announced that FTSE Russell has added MVB to the Russell 2000® Index as part of its annual index reconstitution. The Russell Index changes took effect after the market close on Friday, June 22, 2018.

“At MVB Financial, we continue to think bigger. In December 2017 when MVB became the first West Virginia-based bank in 18 years to be listed on The Nasdaq, we said the next major milestone in our growth journey would be qualifying for inclusion in the Russell 2000® Index as part of the index’s annual reconstitution. Now we’re here and ready for our next challenge,” said Larry F. Mazza, CEO and President, MVB Financial Corp.

“Today we’re at approximately $200 million in market capitalization. With our robust economy and MVB’s entrepreneurial spirit, I believe that we have a long runway to grow. The best is yet to come!”

FTSE Russell index expertise and products are used by institutional and retail investors globally; more than $15 trillion is currently benchmarked to its indexes. MVB will hold its membership until FTSE Russell reconstitutes its indexes in June 2019.

The annual reconstitution of the Russell 3000® captures the 3,000 largest U.S. stocks as of the end of May, ranking them by total market capitalization. The largest 1,000 companies in this ranking comprise the Russell 1000®, and the next 2,000 companies become the Russell 2000®. For more information, visit the “Russell Reconstitution” homepage on www.ftserussell.com.

Since 2015, MVB Bank, has launched seven banking locations, including the newest in Leesburg, Va., and Morgantown, W.Va., as well as new banking offices in Fairmont, W.Va.; Charleston, W.Va.; two acquired locations in the Eastern Panhandle of West Virginia; and, a location in Reston, Va. MVB offers its clients the convenience of state-of-the-art banking technology while retaining the personal touch of a community bank, setting MVB apart in key deposit markets. The MVB Bank footprint in West Virginia and Virginia now encompasses 14 total locations, as well as 18 MVB Mortgage locations in West Virginia; Virginia; Washington, D.C.; North Carolina; and South Carolina.

For more information about MVB Bank, visit www.MVBbanking.com or call toll-free 844-MVB-BANK (844-682-2265).

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About MVB Financial Corp.

MVB Financial Corp. (“MVB Financial” or “MVB”), the holding company of MVB Bank, is publicly traded on The Nasdaq Capital Market® under the ticker “MVBF.”

MVB is a financial holding company headquartered in Fairmont, W.Va. Through its subsidiary, MVB Bank, Inc., and the bank’s subsidiaries, MVB Mortgage and MVB Community Development Corporation, the company provides financial services to individuals and corporate clients in the Mid-Atlantic region.

Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services.

For more information about MVB, please visit ir.mvbbanking.com.

Forward-looking Statements

MVB Financial Corp. has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this Press Release.  These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties.  Forward-looking statements include information concerning possible or assumed future results of operations of the Company and its subsidiaries.  When words such as "believes," "expects," "anticipates," "may," or similar expressions occur in this Press Release, the Company is making forward-looking statements.  Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Press Release. Those factors include, but are not limited to: credit risk, changes in market interest rates, inability to achieve merger-related synergies, competition, economic downturn or recession, and government regulation and supervision. Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as well as its other filings with the SEC, which are available on the SEC website at www.sec.gov. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements.